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                                                                    EXHIBIT 3.22

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        For use by Domestic Corporations

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 762, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificates:

         1.       The name of the corporation is Havenwyck Hall, Inc.

         2. The corporation identification number (CID) assigned by the Bureau is 206-296

         3. The location of the registered office is 4300 City Nat'l Bank Building, Detroit, Michigan 48226

         4. Article I of the Articles of Incorporation is hereby amended to read as follows:

         The name of the corporation is Havenwyck Hospital Inc.

         5. The foregoing Amendment to the Articles of Incorporation was duly adopted on the 1st day of March, 1983, in accordance with the provisions of the Act. Complete and execute either a or b below, but not both.

This Amendment

a. was duly adopted by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this _____ day of ____ ,19 ___.

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------------------------------------         -----------------------------------

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b.       (Check one of the following)

[ ]      was duly adopted by the shareholders or members, or by the directors if it is a nonprofit corporation organized on a nonstock directorship basis, in accordance with Section 611(2) of the Act. The necessary votes were cast in favor of the amendment.


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[ ]      was duly adopted by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note:
Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

[X]      was duly adopted by written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act.

Signed this 4th day of March, 1983



                                              By:  /s/ Charles A. Speir
                                                   --------------------
                                                   Charles A. Speir,
                                                   Chairman of the Board


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                            ARTICLES OF INCORPORATION
                           Domestic Profit Corporation

         These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

                                    Article I

The name of the corporation is Havenwyck Hall, Inc.

                                   Article II

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                   Article III

The total authorized capital stock is:

1.       Common Shares $50,000                          Par Value Par Share $1.00
                        --------------------------                           ----------------------------
         Preferred Shares                               Par Value Per Share $
                           -----------------------                           ----------------------------
         and/or shares without par value as follows

2.       Common Shares                                  Stated Value Per Share $
                       ---------------------------                              -------------------------
         Preferred Shares                               Stated Value Per Share $
                          ------------------------                              -------------------------

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

                                   Article IV

1. The address of the initial registered office is 3000 Town Center, Suite 2990, Southfield, Michigan 48075.

2. Mailing address of the initial registered office, (Need not be completed unless different than above).

3. The name of the initial resident agent at the registered office is Myles B. Hoffert.


                                       1
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                                    Article V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name                    Resident or Business Address

Garry E. Craig          259 Grosse Pines Drive
                        Rochester, MI  48063

                                   Article VI

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                                   Article VII
                                    Optional

Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

         This corporation is authorized to issue stock pursuant to Section 1244 of the Internal Revenue Code, as amended.


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                      (See Attached Rider for Article VIII)

I (We), the incorporator(s) sign my (our) name(s) this 6th day of May 1980.



                                                       /s/ Garry E. Craig
                                                       ------------------
                                                       Garry E. Craig


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                                      RIDER

                                  Article VIII

         A. Any present or future director, officer or employee of the corporation, and any present or future director, officer or employee of any other corporation who shall have served as such by reason of the corporation's interest in such other corporation (any such other corporation being in this Article VIII called "another corporation") and the legal representatives of any such director, officer or employee, shall be indemnified and held harmless by the corporation from and against any and all loss, cost, liability and expense which may be imposed upon, or which may be paid or incurred by him, in connection with or resulting from any claim, action, suit or proceeding, in which he may be or become involved, as a party or otherwise, by reason of his being or having been, a director, officer or employee of the Corporation, or of another corporation, whether or not he continues to be such at the time such loss, cost, liability or expense have been imposed, paid or incurred. The provisions of this Article VIII are intended to constitute and shall be construed to constitute not only as the grant to the directors, officers and employees of the corporation, or of another corporation, and their respective legal representatives, of the right to be indemnified as in this Article VIII provide, but also as granted to the corporation the power, and as imposing on in the obligation, to indemnify the directors, officers and employees of the corporation or of another corporation, and their respective legal representatives, as in this Article VIII provided. The power and obligations of the corporation to indemnify, and the right of indemnification of, directors, officers and employees of the corporation, or of another corporation, and their respective legal representatives, set forth in this Article VIII shall not be exclusive of any other power or obligation which the corporation may have to indemnify any director, officer or employee of the corporation, or of another corporation, or his legal representatives or exclusive of any other rights to which any director, officer or employee of the corporation or of another corporation, or his legal representative, or any of them, may have or to which he or they may be entitled as a matter of law or which may be lawfully granted to him, or them; and the right of indemnification granted in this Article VIII by the corporation shall be in addition to, and not in restriction or limitation of, any other obligation, right, privilege or power which the corporation may have or lawfully exercise with respect to the indemnification or reimbursement of directors, officers or employees of the corporation, or of another corporation, or their respective legal representatives.

         B. Notwithstanding any other provision of this Article VIII to the contrary, no director, officer or employee of the corporation, or of another corporation, or his legal representatives shall be entitled to indemnification pursuant to this Article VIII: (1) with respect to any matter as to which there shall have been a final determination on the merits that he has committed or allowed some act of omission during the course of, or in connection with, his duties and


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responsibilities as a director, officer of employee of the corporation, or of another corporation, which constitutes a dereliction on his part in the performance of such duties and responsibilities (a) otherwise than in good faith in what be considered to be the best interest of the corporation, or of another corporation, and (b) without reasonable cause to believe that any such act or omission was proper and legal or (2) in the event that any claim, action, suit or proceeding shall be settled or otherwise terminated unless (a) the court having jurisdiction thereof shall have approved such settlement or other termination with knowledge of the indemnity provided in the Article VIII or (b) a written opinion of independent and disinterested legal counsel, selected by, or in a manner determined by, the Board of Directors of the corporation shall have been rendered, substantially concurrently with such settlement or other termination to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final determination that such director, officer or employee committed or allowed some act or omission during the course of, or in connection with, his duties and responsibilities as a director, officer or employee of the corporation, or of another corporation, which would constitute a dereliction on his part in the performance of such duties and responsibilities (i) otherwise than in good faith in what he considered to be the best interest of the corporation, or of another corporation, and (ii) without reasonable cause to believe that any act or omission on his part involved in such matter was proper and legal, and that the said loss, cost, liability or expense may properly be borne by the corporation.

         C. For purposes of this Article VIII: (1) the words "claim, action, suit or proceeding" shall mean any claim, action, suit or proceeding, whether civil, criminal or otherwise; (2) the right of indemnification conferred thereby shall extend to any threatened action, suit or proceeding and failure to institute it shall be deemed its final determination; (3) the termination of an action, suit or proceeding by a plea of nolo contendere or other like pleas, or a demurrer or like plea of procedure, shall not constitute a final determination on the merits; (4) a conviction of judgment (whether based on a plea of guilty, or nolo contendere or its equivalent or after trial or otherwise) of or against any or its equivalent or after trial or otherwise) of or against any director, officer or employee of the corporation, or of another corporation, in a criminal action, suit or proceeding shall not be deemed (unless the court or other tribunal in which such conviction shall have occurred, or which shall have entered such judgment, expressly and specifically so finds and determines) a determination that such director, officer or employee has been derelict in the performance of his duties and obligations as a director, officer or employee of the corporation, or of another corporation, if independent and disinterested legal counsel selected by, or in the manner determined by, the Board of Directors of the corporation shall, substantially concurrently with such conviction or judgment, render to the corporation a written opinion to the effect that, in or in connection with the transaction or transactions involved in the criminal action, suit or proceedings resulting in such conviction or judgment, such director, officer or


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employee of the corporation, or of another corporation, was acting in good faith or of another corporation, and that he had reasonable cause to believe that his conduct was lawful; (5) the words "loss, cost, liability or expense" shall include, but shall not be limited to, fees and disbursements of legal counsel, amounts of judgments, fines or penalties against, the corporation, or of another corporation, who is involved, in any claim, suit or proceeding and (6) advances may be made by the corporation against, and on account of, any loss, cost, liability or expenses as and when, and upon such terms and conditions, as shall be determined by the Board of Directors of the Corporation.

         D. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation or is serving or shall have served as such, by reason of the corporation's interest in another corporation, against any liability assessed against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation shall have the power to indemnify such person against such liability under the provisions of this Article.

         E. If any portion or portions of this Article VIII or any part thereof shall have been determined or held to be invalid or illegal, for any reason, by a court of competent jurisdiction, the remaining portion or portions or parts thereof, if not determined to be subject to like or other invalidity or illegality, shall, nevertheless, be considered to be valid and lawful, and to be in force and effect notwithstanding the invalidity or illegality of any other portion or portions of this Article VIII.